Exhibit 10.63

CATALYTICA ENERGY SYSTEMS, INC.

1995 STOCK PLAN

STOCK OPTION AGREEMENT

Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Stock Option Agreement (the “Agreement”).

I.                                   NOTICE OF STOCK OPTION GRANT

[Optionee’s Name and Address]

You have been granted an option to purchase Common Stock of the Company, subject to the terms and conditions of the Plan and this Stock Option Agreement, as follows:

Grant Number

Date of Grant

Vesting Commencement Date

Exercise Price per Share	$

Total Number of Shares Granted

Total Exercise Price	$

Type of Option:	Nonstatutory Stock Option

Term/Expiration Date:

Vesting Schedule:

Subject to accelerated vesting as set forth below, this Option may be exercised, in whole or in part, in accordance with the following schedule:

1/48th of the Shares subject to the Option shall vest each month following the Vesting Commencement Date (on the same day of the month as the Vesting Commencement Date), subject to the Optionee continuing as a Service Provider through such dates.

Accelerated Vesting:

If the Optionee’s Service Provider relationship is terminated by the Company other than for Cause (as defined herein), or if the Optionee’s Service Provider relationship terminates due to the Optionee’s death or Disability, then 100% of the Option shall immediately vest upon such termination.  This accelerated vesting shall be in addition to, and not in lieu of, any accelerated vesting right set forth in the Plan; however, in no event shall an Option become vested as to more than the number of Shares subject to the Option.

Termination Period:

If the Optionee’s Service Provider relationship is terminated by the Company other than for Cause (as defined herein), or if the Optionee’s Service Provider relationship terminates due to the Optionee’s death or Disability, then this Option may be exercised at any time prior to the Term/Expiration Date as provided above.  If the Optionee’s Service Provider relationship is terminated voluntarily by Optionee, then this Option may be exercised, to the extent vested upon the date of termination, for a period equal to the lesser of five (5) years after the Optionee ceases to be a Service Provider or the Term/Expiration Date as provided above.  If the Optionee’s Service Provider relationship is terminated by the Company for Cause (as defined herein), then this Option may be exercised, to the extent vested upon the date of termination, for a period equal to the lesser of ninety (90) days after the Optionee ceases to be a Service Provider or the Term/Expiration Date as provided above.

Cause Definition:

For purposes of this Option agreement, “Cause” means (i) any act of personal dishonesty taken by the Optionee in connection with his or her responsibilities as a Service Provider and intended to result in substantial personal enrichment of the Optionee, (ii) Optionee’s conviction of or plea of nolo contendere to a felony, (iii) a willful act by the Optionee that constitutes gross misconduct and that is injurious to the Company, or (iv) for a period of not less than thirty (30) days following delivery to the Optionee of a written demand for performance from the Company that describes the basis for the Company’s belief that the Optionee has not substantially performed his duties, continued violations by the Optionee of the Optionee’s obligations to the Company that are demonstrably willful and deliberate on the Optionee’s part.

II.                               AGREEMENT

A.                  Grant of Option.

The Plan Administrator of the Company hereby grants to the Optionee named in the Notice of Grant attached as Part I of this Agreement (the “Optionee”) an option (the “Option”) to purchase the number of Shares, as set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the “Exercise Price”), subject to the terms and conditions of the Plan, which is incorporated herein by reference.  Subject to Section 16(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Option Agreement, the terms and conditions of the Plan shall prevail.

If designated in the Notice of Grant as an Incentive Stock Option (“ISO”), this Option is intended to qualify as an Incentive Stock Option under Section 422 of the Code.  However, if this Option is intended to be an Incentive Stock Option, to the extent that it exceeds the $100,000 rule of Code Section 422(d) it shall be treated as a Nonstatutory Stock Option (“NSO”).

B.                    Exercise of Option.

(a)                                        Right to Exercise.  This Option is exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and the applicable provisions of the Plan and this Option Agreement.

(b)                                       Method of Exercise.  This Option is exercisable by delivery of an exercise notice, in the form attached as Exhibit A (the “Exercise Notice”), which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan.  The Exercise Notice shall be completed by the Optionee and delivered to Stock Administrator of the Company.  The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares.  This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.

No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with Applicable Laws.  Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to the Optionee on the date the Option is exercised with respect to such Exercised Shares.

C.                    Method of Payment.

Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee:

1.                  cash; or

2.                  check; or

3.                  consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan; or

4.                  surrender of other Shares which (i) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six (6) months on the date of surrender, and (ii) have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares; or

5.                  to the extent permitted by the Administrator, delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale proceeds required to pay the Exercise Price.

D.                   Non-Transferability of Option.

This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by the Optionee.  The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

E.                     Term of Option.

This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option Agreement.

F.                     Tax Consequences.

Some of the federal tax consequences relating to this Option, as of the date of this Option, are set forth below.  THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE.  THE OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

G.                    Exercising the Option.

1.                  Nonstatutory Stock Option.  The Optionee may incur regular federal income tax liability upon exercise of a NSO.  The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Exercised Shares on the date of exercise over their aggregate Exercise Price.  If the Optionee is an Employee or a former Employee, the Company will be required to withhold from his or her compensation or collect from Optionee and pay to the applicable taxing authorities an amount in cash equal to a percentage of this compensation income at the time of exercise, and may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

2.                  Incentive Stock Option.  If this Option qualifies as an ISO, the Optionee will have no regular federal income tax liability upon its exercise, although the excess, if any, of the Fair Market Value of the Exercised Shares on the date of exercise over their aggregate Exercise Price will be treated as an adjustment to alternative minimum taxable income for federal tax purposes and may subject the Optionee to alternative minimum tax in the year of exercise.  In the event that the Optionee ceases to be an Employee but remains a Service Provider, any Incentive Stock Option of the Optionee that remains unexercised shall cease to qualify as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option on the date three (3) months and one (1) day following such change of status.

3.                  Disposition of Shares.

(a)                   NSO.  If the Optionee holds NSO Shares for at least one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes.

(b)                  ISO.  If the Optionee holds ISO Shares for at least one year after exercise and two years after the grant date, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes.  If the Optionee disposes of ISO Shares within one year after exercise or two years after the grant date, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates), if any, equal to the lesser of (A) the difference between the Fair Market Value of the Shares acquired on the date of exercise and the aggregate Exercise Price, or (B) the difference between the sale price of such Shares and the aggregate Exercise Price.  Any additional gain will be taxed as capital gain, short-term or long-term depending on the period that the ISO Shares were held.

(c)                   Notice of Disqualifying Disposition of ISO Shares.  If the Optionee sells or otherwise disposes of any of the Shares acquired pursuant to an ISO on or before the later of (i) two years after the grant date, or (ii) one year after the exercise date, the Optionee shall immediately notify the Company in writing of such disposition.  The Optionee agrees that he or she may be subject to income tax withholding by the Company on the compensation income recognized from such early disposition of ISO Shares by payment in cash or out of the current earnings paid to the Optionee.

H.                   Entire Agreement; Governing Law.

The Plan is incorporated herein by reference.  The Plan, this Option Agreement and any written employment agreement or retention agreement by and between the Optionee and a duly authorized representative of the Company or its subsidiaries (a “Written Agreement”) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and Optionee.  This agreement is governed by the internal substantive laws, but not the choice of law rules, of Delaware.

I.                        NO GUARANTEE OF CONTINUED SERVICE.

OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED AN OPTION OR PURCHASING SHARES HEREUNDER).  OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH OPTIONEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE OPTIONEE’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

By your signature and the signature of the Company’s representative below, you and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and this Option Agreement.  Optionee has reviewed the Plan and this Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understands all provisions of the Plan and Option Agreement.  Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Option Agreement.  Optionee further agrees to notify the Company upon any change in the residence address indicated below.

OPTIONEE:	CATALYTICA ENERGY SYSTEMS, INC.

Signature	By , Chief Executive Officer

Print Name

Residence Address

EXHIBIT A

CATALYTICA ENERGY SYSTEMS, INC.

1995 STOCK PLAN

EXERCISE NOTICE

Catalytica Energy Systems, Inc.
1388 North Tech Boulevard, Gilbert, AZ 85233
Attention:  Stock Option Plan Administration

1.                                       Exercise of Option.  Effective as of today,                                 ,           , the undersigned (“Purchaser”) hereby elects to purchase                              shares (the “Shares”) of the Common Stock of Catalytica Energy Systems, Inc. (the “Company”) under and pursuant to the 1995 Stock Plan (the “Plan”) and the Stock Option Agreement dated,                                                    (the “Option Agreement”).  The purchase price for the Shares shall be $                                  , as required by the Option Agreement.

2.                                       Delivery of Payment.  Purchaser herewith delivers to the Company the full purchase price for the Shares.

3.                                       Representations of Purchaser.  Purchaser acknowledges that Purchaser has received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.

4.                                       Rights as Shareholder.  Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option.  The Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option.  No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance, except as provided in Section 13 of the Plan.

5.                                       Tax Consultation.  Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser’s purchase or disposition of the Shares.  Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.

6.                                       Entire Agreement; Governing Law.  The Plan, Option Agreement and any Written Agreement are incorporated herein by reference.  This Agreement, the Plan, the Option Agreement and any Written Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to the subject matter hereof, and may not be modified adversely to the Purchaser’s interest except by means of a writing signed by the Company and Purchaser.  This agreement is governed by the internal substantive laws, but not the choice of law rules, of Delaware.

Submitted by:	Accepted by:

PURCHASER:	CATALYTICA ENERGY SYSTEMS, INC.

Signature	By

Print Name	Its

Address: